UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2012

INTEGRATED SURGICAL SYSTEMS, INC.

(Exact name of small Business Issuer as specified in its charter)

Delaware	1-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 1020 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 526-5000

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On January 10, 2012, the Registrant engaged Gumbiner Savett Inc. (“Gumbiner”) as the Registrant’s new independent registered public accounting firm for the fiscal year ending December 31, 2011.  During the Registrant’s past two fiscal years, neither the Registrant nor any significant subsidiary has consulted with Gumbiner regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

On January 11, 2012, the Registrant dismissed SingerLewak LLP (“SL”) as its independent registered public accounting firm. The decision to change accountants was approved by the Registrant’s board of directors.

No report on the financial statements prepared by SL contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the time SL served as the Registrant’s principal accountant, there were no disagreements with SL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of SL, would have caused SL to make reference to the subject matter of such disagreements in connection with its reports on the Registrant during such periods. None of the events as specified in Item 304(a)(1)(v) of Regulation S-K occurred during the period that SL served as the Registrant’s principal accountant.

Annexed hereto as an exhibit is SL letter addressed to the Securities and Exchange Commission agreeing with the disclosures contained herein pursuant to Item 304(a)(3) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter dated January 12, 2012 from SingerLewak LLP to the Securities and Exchange Commission .

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Surgical Systems, Inc.
(Registrant)

Dated: January 12, 2012	By:	/s/ Gary Schuman
Gary Schuman,
Chief Financial Officer